                                                                 EXHIBIT (D)(17)

                        LEAP WIRELESS INTERNATIONAL, INC.
                            STOCK OPTION GRANT NOTICE

LEAP WIRELESS INTERNATIONAL, INC. (the "Company"), pursuant to its 2001 Non-Qualified Stock Option Plan (the "Plan"), hereby grants to the Optionholder named below a stock option to purchase the number of shares of the Company's common stock set forth below. This stock option is not intended to qualify for the federal income tax benefits available to an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. This option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement and the Plan which are incorporated herein in their entirety.

Optionholder/Emp #:                         Grant No.:
Date of Grant:                              Shares Subject to Option:
Exercise Price Per Share:                   Expiration Date:

Type of Option:  Non-Qualified Stock Option

        VESTING SCHEDULE

Exercisable Shares              Vesting Date               Expiration Date
------------------              ------------               ---------------

ADDITIONAL TERMS/ACKNOWLEDGMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to the terms of the following: this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements pertaining to this particular option.

LEAP WIRELESS INTERNATIONAL, INC.:                 OPTIONHOLDER:

By:_______________________________                 _____________________________
Name:                                              Signature
Its:
Date:                                              Date:

                        LEAP WIRELESS INTERNATIONAL, INC.
                      2001 NON-QUALIFIED STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

    Pursuant to the Grant Notice, this Stock Option Agreement, and the 2001 Stock Option Plan (the "Plan"), Leap Wireless International, Inc. (the "Company") has granted you an option to purchase the number of shares of the Company's common stock ("Common Stock") indicated in the Grant Notice at the exercise price indicated in the Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

    The details of this option are as follows:

    1. VESTING. Subject to the limitations contained herein, this option will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service, unless such termination is due to Disability or death. If termination of Continuous Service is due to Disability or death, then this option will continue to vest and remain outstanding as provided in paragraph 5 below.

    2. METHOD OF PAYMENT. Payment of the exercise price by cash (or check) is due upon exercise of all or any part of this option which has become exercisable by you. Notwithstanding the foregoing, this option may be exercised pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company. Payment of the exercise price may also be made by a combination of the above methods.

    3. EXERCISE FOR MINIMUM NUMBER OF SHARES. The minimum number of shares with respect to which this option may be exercised at any one time is one hundred
(100), except (a) as to an installment subject to exercise, as set forth in paragraph 1, which amounts to fewer than one hundred (100) shares, in which case, as to the exercise of that installment, the number of such shares in such installment shall be the minimum number of shares, and (b) with respect to the final exercise of this option, this minimum shall not apply. This option may only be exercised for whole shares.

    4. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

    5. TERM.

       (a) The term of this option commences on the Date of Grant (as specified in the Grant Notice) and expires upon the earliest of:

                  (i)     the Expiration Date indicated in the Grant Notice;

                  (ii)    the tenth (10th) anniversary of the Date of Grant; or

                  (iii) thirty (30) days after the termination of your Continuous Service for any reason other than Disability or death, provided that if during any part of such thirty (30) day period the option is not exercisable solely because of the condition set forth in paragraph 4 (Securities Law Compliance), in which event the option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of thirty (30) days after the termination of Continuous Service.

           (b)    Notwithstanding the foregoing:

                  (i) If your Continuous Service terminates due to your Disability, then this option will continue under its original terms and expire upon the Expiration Date indicated in the Grant Notice.

                  (ii) If your Continuous Service terminates due to (x) your death, or (y) your Disability and you subsequently die prior to the Expiration Date, then this option shall immediately become fully vested and exercisable for all of the option shares as of the date of your death. This option will then expire on the earlier occurring of either the Expiration Date or twelve (12) months after the date of your death.

    6.     EXERCISE.

           (a) You may exercise the vested portion of this option during its term by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 7(b) of the Plan.

           (b) By exercising this option you agree that as a condition to any exercise of this option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of the exercise of this option.

           7. TRANSFERABILITY. This option may be transferred by you to a divorced spouse through a "qualified domestic relations order" or by will or by the laws of descent and distribution. A "qualified domestic relations order" shall have the meaning set forth in the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

    8. OPTION NOT A SERVICE CONTRACT. This option is not an employment or service contract and nothing in this option shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service with the Company or the Affiliate. In addition, nothing in this option shall obligate the Company or any Affiliates, their stockholders, Board of Directors, Officers or Employees to continue any relationship as a Director or Consultant for the Company or any Affiliate.

    9. NOTICES. Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

    10. GOVERNING PLAN DOCUMENT. This option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.